Exhibit 99.1

Contact:	Dan Cravens 480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS COMPLETES MAJOR LIQUIDITY IMPROVEMENT PROGRAM
Third Strategic Initiative to Improve Balance Sheet and Accelerate Return to Profitability
TEMPE, Ariz., Nov. 24, 2009 — US Airways (NYSE: LCC) announced today it has completed a series of transactions with key business partners designed to improve its near-term and future liquidity. The Company will significantly reduce capital expenditures over the next three years, eliminate the need to access aircraft finance markets in 2010 and extend certain debt maturities. These transactions improve projected year-end 2009 liquidity by approximately $150 million and generate, in aggregate, approximately $450 million of projected liquidity improvements by the end of 2010.
“This is our third major strategic move in the past 100 days, following announcements of our innovative slot transaction with Delta Air Lines and the realignment of our network to focus on our most profitable flying,” said US Airways Chairman and CEO Doug Parker. “These moves are part of our continuing efforts to improve our balance sheet and return the Company to profitability. Our employees are continuing to run a great airline and doing a terrific job taking care of our customers and, with these strategic initiatives behind us, we believe US Airways is well positioned to take full advantage of the recovering economy.”
US Airways Executive Vice President and Chief Financial Officer Derek Kerr stated, “By working with our key business and financial partners, we have structured a series of transactions that improve near-term liquidity by reducing capital spending and deferring certain debt repayments. These transactions also have eliminated the need to fund a fleet replacement program in capital markets that continue to be uncertain and expensive. We appreciate all of the support of our business partners in completing these transactions.”

The Company’s actions include the deferral of 54 Airbus aircraft previously scheduled for delivery between 2010 and 2012 that are now to be delivered in 2013 and beyond. These deferral arrangements will reduce the Company’s aircraft capital expenditures over the next three years by approximately $2.5 billion, and reduce near- and medium-term obligations to Airbus and others by approximately $132 million. In addition, commencement of US Airways’ Airbus A350 XWB operations, with aircraft deliveries originally scheduled to start in 2015, will now be postponed until 2017. These deferrals will not significantly alter the airline’s capacity plans as aircraft originally scheduled to be replaced will be retained until the rescheduled new aircraft delivery dates.
“Although we will slow deliveries during the next three years, over that period we will continue to modernize our fleet, which is already one of the youngest in the United States. The Company will take delivery of two A320 and two A330 aircraft in 2010 and an additional 24 A320 family aircraft in 2011 and 2012,” said Kerr. “We have financing commitments for all 28 aircraft and believe this is a more manageable delivery rate given the current economic environment.”
In addition to the aircraft deferral, US Airways has arranged credit facilities in the amount of $95 million and $180 million of aircraft financing commitments for the 2010 deliveries. Also, the Company has agreed with Barclays to permanently lower the monthly unrestricted cash condition precedent for the advance purchase of frequent flyer miles and defer for 14 months the amortization of $200 million advanced in connection with the previous purchase of miles.
US Airways was advised in these transactions by Seabury Securities LLC, a unit of Seabury Group LLC.
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Europe, the Middle East, the Caribbean and Latin America. The airline employs more than 32,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,000 daily flights to 1,071 airports in 171 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCF)

Forward-Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
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